UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7334 So. Alton Way, Suite F, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                  (303)267-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)           On August 15, 2007, the Compensation Committee of Advance Display Technologies, Inc. (the “Company”) granted options to purchase shares of the Company’s common stock (the “Options”) pursuant to and in accordance with the terms of the Company’s Equity Incentive Plan (the “Plan”) to the following Named Executive Officers (the “Grantees”) at an exercise price of $0.11 per share, which price the Committee determined to be equal to or greater than the fair market value of the Company’s common stock on the date of grant:

Matthew W. Shankle	2,000,000

James P. Martindale	1,500,000

The Compensation Committee also determined that the Options will vest ratably over a four year period in equal installments, with one sixteenth of each grant vesting on the last day of each calendar quarter beginning September 30, 2007 and ending June 30, 2011, for so long as the Grantee is employed by, is engaged by, or serves as an officer or director of, the Company, and that the Options will expire ten (10) years from the date of grant.

   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE DISPLAY TECHNOLOGIES, INC. (Registrant)
Date: August 21, 2007	By: /s/ Matthew W. Shankle Matthew W. Shankle, President